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                                                                    Exhibit 3.61

                            ARTICLES OF INCORPORATION
                                       OF

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         THE UNDERSIGNED, in order to form a corporation (the "Corporation"), for the purpose hereinafter stated, under and pursuant to the provisions of the Michigan Business Corporation Act (the "Act"), does hereby certify as follows:

                                   ARTICLE I

         The name of the Corporation is:  ________________________________.

                                   ARTICLE II

         The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be formed under the Act.

                                  ARTICLE III

         1. The total number of shares of stock which the Corporation shall have the authority to issue is _________________ shares of common stock.

         2. The entire authorized capital stock of the Corporation consists of common stock with full voting powers and without any preferences, special rights, qualifications, limitations or restrictions.

                                   ARTICLE IV

         1.   The current registered office is located at _____________________.

         2.   The current mailing address of the registered office is _________.

         3.   The name of the resident agent at the registered office is ______.

                                   ARTICLE V

              The incorporator of the Corporation is ____________, whose mailing address is _______________.


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                                   ARTICLE VI

         When a compromise or arrangement or a plan of reorganization of the Corporation is proposed between the Corporation and its creditors or any class of them or between the Corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of the Corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the Corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on the Corporation.

                                  ARTICLE VII

         Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the Corporation. Delivery shall be to the Corporation's registered office, its principal place of business, or an officer or agent of the Corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

                                  ARTICLE VIII

         No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for a breach of the director's fiduciary duty; however, the foregoing provision shall not be deemed to limit a director's liability to the Corporation or its shareholders resulting from:

                  (i) a breach of the director's duty of loyalty to the Corporation or its shareholders;

                  (ii) acts or omissions of the director not in good faith or that involve intentional misconduct or knowing violation of the law;

                  (iii) a violation of Section 551(1) of the Act; or

                  (iv) a transaction from which the director derived an improper personal benefit.

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                                   ARTICLE IX

                  INDEMNIFICATION OF OFFICERS, DIRECTORS, ETC.

         1. Indemnification of Directors.

The Corporation shall indemnify a person (including the heirs, executors and administrators of such person) who is or was a party to, or who is threatened to be made a party to, a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, including, without limitation, an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director of the Corporation, or is or was serving at the request of the Corporation as a director (or in a similar capacity) of another foreign or domestic Corporation or any other entity, whether for profit or not, against expenses, attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding. This Section 1 is intended to grant the persons herein described the fullest protection not prohibited by existing law in effect as of the effective date of these Articles of Incorporation or such greater protection as may be permitted or not prohibited under succeeding provisions of law.

         2. Indemnification of Officers. Etc.

The Corporation has the power to indemnify a person (including heirs, executors, and administrators of such person) who is or was a party to, or who is threatened to be made a party to, a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, including an action by or in the right of the Corporation, by reason of the fact that he or she is or was an officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as an officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action 8r proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. Unless ordered by a court, an indemnification under this Section 2 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this Section 2. Such determination shall be made: (i) by a majority vote of the directors of the Corporation who were not parties or threatened to be made parties to the action, suit, or proceeding; (ii) by independent legal counsel in a written opinion; or (iii) by the shareholders who were not parties or threatened to be made parties to the action, suit or proceeding.

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         3. Advancement of Expenses.

The Corporation shall pay the expenses incurred by a person described in Section 1 of this Article IX in defending a civil or criminal action, suit, or proceeding described in such Section 1 in advance of the final disposition of the action, suit, or proceeding. The Corporation shall pay the expenses incurred by a person described in Section 2 of this Article IX in defending a civil or criminal action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the Corporation. Such undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

                                   ARTICLE X

                  ELECTION NOT TO BE GOVERNED BY CHAPTER 7A OF
                          THE BUSINESS CORPORATION ACT

The Corporation shall not be governed by, or subject to, any of the terms, provisions, or restrictions set forth in Chapter 7A of the Act, being Act No. 115 of the Public Acts of 1984, Michigan Compiled Laws Sections 775 through 784. This Article X is intended to comply with the requirements of Section 784(1)(b) of the Act, as amended by Act No. 115 of the Public Acts of 1984.

                                   ARTICLE XI

                  ELECTION NOT TO BE GOVERNED BY CHAPTER 7B OF
                          THE BUSINESS CORPORATION ACT

The Corporation shall not be governed by, or subject to, any of the terms, provisions, or restrictions set forth in the "Stacey, Bennett, and Randall shareholder equity act," being Chapter 7B of the Act. This Article XI is intended to comply with the requirements of Section 794 of the Act, as added by Act No. 58 of the Public Acts of 1988.

         IN WITNESS WHEREOF, the undersigned hereby executes these Articles of Incorporation on the _____ day of ____________________ .


                                        _______________________________
                                        Matthew A. Cole

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